Exhibit 5.1

World Trade Center East

Two Seaport Lane

Suite 300

Boston, MA 02210-2028

(617) 946-4800

fax (617) 946-4801

www.seyfarth.com

February 3 , 2010

India Globalization Capital, Inc.
4336 Montgomery Ave.
Bethesda, Maryland, 20814

Re:	India Globalization Capital, Inc. - Registration Statement on Form S-3 – Registration No. 333-163548

Dear Ladies and Gentlemen:

We have acted as counsel to India Globalization Capital, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration for resale by the selling stockholders listed in the prospectus included in the Registration Statement of 530,000 shares (the “Outstanding Shares”) of common stock, par value $0.0001 per share, of the Company (the "Common Stock") ..

In connection with the Registration Statement, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the Outstanding Shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Maryland and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the prospectus that forms part of the Registration Statement.

Very truly yours,

/s/ Seyfarth Shaw LLP
SEYFARTH SHAW LLP